______________________________________

AMENDMENT NO. 1
Dated as of September 12, 2006
to
TRUST AGREEMENT
Dated as of April 28, 2006
between
ASSET BACKED SECURITIES CORPORATION,
as Depositor
and
WILMINGTON TRUST COMPANY,
as Owner Trustee
______________________________________

HOME EQUITY MORTGAGE TRUST 2006-2
______________________________________

THIS AMENDMENT NO. 1, dated as of September 12, 2006 (the “Amendment”), to the Trust Agreement (the “Trust Agreement”), dated as of April 28, 2006, between ASSET BACKED SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the “Owner Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor and the Owner Trustee entered into the Trust Agreement;

WHEREAS, the Depositor and the Owner Trustee desire to amend the Trust Agreement;

WHEREAS, clause (b) of Section 10.01 of the Trust Agreement provides that the Trust Agreement may be amended by the Depositor and the Owner Trustee without the consent of any of the Certificateholders affected thereby for the purpose of correcting any mistake;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Trust Agreement.

SECTION 2. The Amendment.

(a) Section 2.06 of the Trust Agreement shall be deleted in its entirety and replaced with the following:

Section 2.06 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Owner Trust under the Basic Documents. It is the intention of the parties hereto that the Owner Trust constitute a statutory trust under the Statutory Trust Statute and that this Trust Agreement constitute the governing instrument of such statutory trust.

It is the intention of the parties hereto that, solely for federal, state and local income and franchise tax purposes, the Owner Trust shall be treated as a domestic eligible entity with a single owner electing to be disregarded as a separate entity. It is the intention of the parties hereto that an election to be treated as a REMIC (“REMIC”) for federal income tax purposes be made with respect to the Group 1 Loans together with the proceeds of the Group 1 Loans (“REMIC IA”). It is also the intention of the parties hereto that elections to be treated as a REMIC be made with respect to the REMIC IA Regular Interests (“REMIC IB”), with respect to the REMIC IB Regular Interests (“REMIC IC”) and with respect to the REMIC IC Regular Interests (“REMIC ID”).

It is also the intention of the parties hereto that an election to be treated as a REMIC (“REMIC”) for federal income tax purposes be made with respect to the Group 2 Loans together with the proceeds of the Group 2 Loans (“REMIC IIA”). It is also the intention of the parties hereto that elections to be treated as a REMIC be made with respect to the REMIC IIA Regular Interests (“REMIC IIB”) and with respect to the REMIC IIB Regular Interests (“REMIC IIC”). Notwithstanding the foregoing, Additional Balances comprising the Additional Balance Advance Amount shall not be an asset of REMIC IA, REMIC IB, REMIC IC, REMIC ID, REMIC IIA, REMIC IIB or REMIC IIC but shall be an asset of the Trust Estate. The Issuer will provide for the administration of REMIC IA, REMIC IB, REMIC IC, REMIC ID, REMIC IIA, REMIC IIB and REMIC IIC pursuant to Article XI of the Indenture. Pursuant to Section 11.01(d) of the Indenture, the REMIC Administrator will prepare, sign and file certain tax returns on behalf of the REMICs. The parties agree that, unless otherwise required by appropriate tax authorities, the Owner Trust will not file or cause to be filed annual or other returns, reports or other forms. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Owner Trust.

(b) The first paragraph of Section 3.03 shall be deleted in its entirety and replaced with the following:

Section 3.03 The Certificates. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of the Class 1P Certificates. The Class 1P Certificates shall represent a 100% beneficial interest in the portion of the Trust relating to Prepayment Charges on the Group 1 Loans. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of the Class 1X-1 Certificates. The Class 1X-1 Certificates shall represent a 100% beneficial interest in the portion of the Trust relating to the Group 1 Loans. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of the Class 1X-2 Certificates. The Class 1X-2 Certificates shall represent a 100% beneficial interest in recoveries on Charged Off Loans in Loan Group 1 that become Released Loans. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of the Class 1X-S Certificates. The Class 1X-S Certificates shall represent a 100% beneficial interest in the portion of the Trust relating to the Excess Servicing Fee with respect to the Group 1 Loans. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of each of the Class G Certificates. The Class G Certificates shall represent the residual interest in REMIC IIA. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of the Class 2P Certificates. The Class 2P Certificates shall represent a 100% beneficial interest in the portion of the Trust relating to Prepayment Charges on the Group 2 Loans. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of the Class 2X-1 Certificates. The Class 2X-1 Certificates shall represent a 100% beneficial interest in the portion of the Trust relating to the Group 2 Loans. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of the Class 2X-2 Certificates. The Class 2X-2 Certificates shall represent a 100% beneficial interest in recoveries on Charged Off Loans in Loan Group 2 that become Released Loans. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of the Class 1A-R Certificates. The Class 1A-R Certificates represents beneficial ownership of the Class R-IA Interest, the Class R-IB Interest, the Class R-IC Interest and the Class R-ID Interest. Initially, the Trust shall issue a single denomination of a 100.00% Certificate Percentage Interest of the Class 2A-R Certificates. The Class 2A-R Certificates represents beneficial ownership of the Class R-IIB Interest and the Class R-IIC Interest. The Certificates of each Class shall be shall be transferable in minimum denominations of 20% Certificate Percentage Interest.

(c) Clause (B) of Section 3.05(v) of the Trust Agreement shall be deleted in its entirety and replaced with the following:

(B) subject to Section 10.01(f), an Officers’ Certificate of the Indenture Trustee stating that the Indenture Trustee has received an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, to the effect that such modification, addition to or absence of such provisions will not cause any portion of any of the REMICs to cease to qualify as a REMIC and will not cause (x) any portion of any of the REMICs to be subject to an entity-level tax caused by the Transfer of any Class 1A-R Certificate or Class 2A-R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class 1A-R Certificate or Class 2A-R Certificate to a Person that is not a Permitted Transferee.

(d) Clause (e) of Section 5.01 of the Trust Agreement shall be deleted in its entirety and replaced with the following:

(e) For federal income tax purposes, distributions on the REMIC IA Regular Interests, REMIC IB Regular Interests, REMIC IC Regular Interests, REMIC ID Regular Interests, REMIC IIA Regular Interests, REMIC IIB Regular Interests and REMIC IIC Regular Interests shall be in the same priority and for the same amounts as that provided in Section 11.02 of the Indenture

(e) The first sentence of Section 5.03 of the Trust Agreement shall be deleted in its entirety and replaced with the following:

The REMIC Administrator, as agent for the Owner Trustee, shall sign on behalf of the Trust the tax returns of REMIC IA, REMIC IB, REMIC IC, REMIC ID, REMIC IIA, REMIC IIB and REMIC IIC.

(f) Clause (a) of Section 8.02 shall be deleted in its entirely and replaced with the following:

(a) REMIC IA, REMIC IB, REMIC IC, REMIC ID, REMIC IIA, REMIC IIB and REMIC IIC shall be terminated in accordance with the additional requirements set forth in Section 10.22 of the Indenture.

(g) Clause (a)(ii) of Section 10.01 shall be deleted in its entirety and replaced with the following:

(a)(ii) will not cause the Trust to be subject to an entity level tax or cause any of REMIC IA, REMIC IB, REMIC IC, REMIC ID, REMIC IIA, REMIC IIB or REMIC IIC to fail to qualify as a REMIC for federal income tax purposes.

SECTION 3. Effect of Amendment.

Upon execution of this Amendment, the Trust Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor and the Owner Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Trust Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Trust Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4. Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor and the Owner Trustee.

SECTION 5. Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6. Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ASSET BACKED SECURITIES CORPORATION, as Depositor

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Vice President

WILMINGTON TRUST COMPANY, as Owner Trustee

By:	/s/ Jennifer A. Luce
Name:	Jennifer A. Luce
Title:	Financial Services Officer

Acknowledged and Agreed: U.S. BANK NATIONAL ASSOCIATION, as Certificate Registrar, REMIC Administrator, Certificate Paying Agent and Indenture Trustee

By:	/s/ Becky Warren
Name:	Becky Warren
Title:	Assistant Vice President

DLJ MORTGAGE CAPITAL INC., as Sponsor

By:	/s/ Tim Kuo
Name:	Tim Kuo
Title:	Vice President